                                                                     EXHIBIT 4.2
                                                                     -----------


                            ASSET PURCHASE AGREEMENT
                            ------------------------

           THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of the 1st day of December, 1997, by and among SYLVAN LEARNING SYSTEMS, INC., a Maryland corporation ("Buyer"), BLOCK TESTING SERVICES L.P., a Delaware limited partnership ("Block") and BLOCK STATE TESTING SERVICES L.P., a Delaware limited partnership ("Block State"; and, together with Block, the "Companies").

                                R E C I T A L S:
                                - - - - - - - -

           WHEREAS, the Companies are engaged in the business of designing, marketing, selling, distributing and administering paper and pencil tests and the licensing of individuals thereto (the "Business"); and

           WHEREAS, Buyer desires to acquire, and Sellers desire to sell, the Assets (as described on Schedule A, attached hereto), for a purchase price which is established herein, all upon the terms and conditions hereinafter set forth.

           NOW, THEREFORE, and in consideration of the mutual premises and representations, warranties and covenants and other good and valuable consideration, the receipt and sufficiency of which being acknowledged, the parties agree as follows:

           1. SALE AND PURCHASE.  On the Closing Date (as defined in Section 4
              -----------------
hereof), in reliance on the representations, warranties, and agreements of the parties, and on the terms and subject to the conditions set forth herein, the Companies shall sell, convey, transfer, assign and deliver to Buyer, the Assets, free and clear of all Encumbrances (as defined in Section 5B hereof), except for those Encumbrances arising in connection with the Assumed Liabilities (as defined below). The Assets shall not include those assets identified on Schedule B, attached hereto (the "Excluded Assets"). Buyer is not assuming any liability or obligation of the Companies of any nature whatsoever, except as expressly set forth in Schedule C hereto (the "Assumed Liabilities"). The Companies shall remain liable and responsible for all obligations and liabilities not expressly assumed by Buyer hereunder.

           2. PURCHASE PRICE.    The purchase price (the "Purchase Price") for
              --------------
the Assets shall be Three Hundred Fifteen Thousand Six Hundred Sixty-nine (315,669) shares of Buyer's common stock, $0.01 par value (collectively, the "SLS Stock"). Within ten (10) days after the Closing Date, but not before January 1, 1998, Buyer shall deliver certificates representing an additional aggregate of 171,279 shares of SLS Stock to Dr. James A. Bax, Dr. Anthony W. Mitchell and Sue J. Mitchell, as directed by such persons' counsel. Buyer will also indemnify and hold the Companies harmless from any liability or obligation of any nature arising out of the promissory notes issued to Laura Jane Bax and James A. Bax by NAI Merger Corp., and guaranteed by Block.

     No fractional shares of SLS Stock, and no cash in lieu thereof, shall be issued or delivered in connection with the transactions contemplated by this Agreement. When issued, the SLS Stock will be fully paid and non-assessable.

     Notwithstanding anything herein to the contrary, Buyer shall use its best efforts to file, by March 31, 1998, a registration statement on Form S-3 covering the sale from time to time of the SLS Stock, and shall use its best efforts to cause the Registration Statement to become effective and to maintain its effectiveness until the earlier of (i) such time as all of the SLS Stock has been sold pursuant thereto and (ii) such time as the SLS Stock is eligible for transfer without restriction pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the "1933 Act") as if not held by an affiliate of Buyer.
Buyer will also furnish to Block with respect to the SLS Stock so registered under the Registration Statement such number of copies of prospectuses and preliminary prospectuses in conformity with the

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requirements of the 1933 Act and such other documents as Block may reasonably request in order to facilitate the public sale or other disposition of all or any of the SLS Stock by Block, provided, however, that the obligation of Buyer to deliver copies of prospectuses or preliminary prospectuses to Block shall be subject to the receipt by Buyer of reasonable assurances from Block that Block will comply with the applicable provisions of the 1933 Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses. Buyer will file documents required of Buyer to register or qualify under the securities or blue sky laws for Block to offer and sell the SLS Stock in all states reasonably requested, provided, however, that Buyer shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented. Buyer shall promptly notify Block of the happening of any event of which Buyer has knowledge which results in the prospectus included in the registration statement, if any, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and Buyer will use its best efforts to prepare a supplement or amendment to the registration statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to Block as may be reasonably requested. Buyer will notify Block of the issuance by the Securities and Exchange Commission ("SEC") of any stop order or other suspension of effectiveness of the registration statement at the earliest possible time. Buyer will permit Block's counsel to review the registration statement and all amendments and supplements thereto, at Block's cost, for a reasonable period time prior to Buyer's filing with the SEC. Buyer shall bear all expenses in connection with the obligations described in this Section and the registration of the SLS Stock pursuant to a registration statement, including registration, listing and filing fees and expenses of complying with the securities and blue sky laws, brokerage commissions, placement agent fees, underwriting discounts and fees and expenses, if any, of counsel or other advisers to Buyer and Block only as the same applies to the registration contemplated by this Section; provided, however, that such fees and expenses shall not include brokerage commissions incurred by Block upon the sale of any of the SLS Stock. Other than as described in this Section, Buyer is under no other obligations to (i) register any of the SLS Stock on behalf of Block under the 1933 Act (ii) conduct, arrange or coordinate any distribution of the SLS Stock, (iii) retain any underwriters in connection with the negotiation and/or distribution of the SLS Stock or (iv) assist Block in complying with any exemption from registration of the SLS Stock under the 1933 Act.

     At all times that any of the SLS Stock remains outstanding, Buyer shall comply with the requirements of Rule 144 under the 1933 Act regarding the availability of current public information to the extent required to enable any holder of SLS Stock to sell such shares without registration under the 1933 Act pursuant to Rule 144.

     The Purchase Price shall be allocated for Federal Income Tax purposes among the Assets in accordance with Exhibit 1, and each party agrees that, to the extent permitted by law, it or he shall account for the sale of the Assets in a manner consistent with such allocation.

           3. PAYMENT OF PURCHASE PRICE.  In full consideration for the
              -------------------------
purchase and sale of the Assets pursuant to this Agreement, on January 5, 1998, Buyer shall pay to Block the entire Purchase Price.

           4. CLOSING.  The consummation of the transactions contemplated
              -------
hereby (the "Closing") shall take place within five (5) days after all conditions precedent have been satisfied, but not later than December 31, 1997, at 9:00 A.M. (the "Closing Date") at Buyer's offices, or otherwise, on such other date or place as the parties hereto may mutually agree. The Closing shall be deemed to be effective for financial accounting purposes at 8:00 a.m. on December 1, 1997.

           5. THE COMPANIES' REPRESENTATIONS, WARRANTIES, COVENANTS AND
              ---------------------------------------------------------
AGREEMENTS.  Each of the Companies hereby jointly and severally, with each
-----------
other, represents and warrants to, covenants and agrees with, Buyer, now and as of the Closing Date, as follows:

              a.  Organization, Standing and Power.  Each of Block and Block
                  --------------------------------
State is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The federal

                                       2
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employer identification numbers, state identification numbers for sales and tax purposes and all similar identification numbers for each of the Companies have been delivered to Buyer. Each of the Companies has all requisite power and authority to own, lease and operate the Assets owned by each and to carry on the Business as now being conducted in the manner that, and in the places in which, the Business is now being conducted. Neither of the Companies conducts any business or owns or leases any asset or property of any nature outside of the United States. Each of the Companies has the full power and authority and legal capacity to enter into and deliver this Agreement, sell the Assets and perform all other acts necessary or appropriate to consummate all of the transactions contemplated hereby.

              b.  Capital Structure; Ownership of Assets and Related Matters.
                  ----------------------------------------------------------

                  i. All of the issued and outstanding limited partnership interests in Block State are owned by Block, both beneficially and of record, and all of the issued and outstanding general partnership interests in Block State are owned by Block State Testing Services, Inc., a Delaware corporation, the issued and outstanding capital stock of which is owned by Block, and there are no options or similar rights outstanding with respect to such interests and stock. Each of Block and Block State has and will have, at Closing, good and marketable title to, or a valid and transferable leasehold interest in, all of the Assets, except for such Assets as may be sold or otherwise disposed of between the date hereof and the Closing Date in the ordinary course of business. No other "Person" (as defined in Section 15 hereof) has any fee, leasehold or equitable interest in and to the Assets owned by such party, except as disclosed to Buyer. Except for those Encumbrances arising in connection with the Assumed Liabilities, when delivered to Buyer, the Assets will be free and clear of all the following (hereinafter collectively referred to as "Encumbrances") other than liens arising pursuant to the Assumed Liabilities: security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral, encumbering title in any way, other than the Encumbrances created hereby.

                  ii. Intentionally Left Blank.

                  iii. Except as set forth above in Section 5B(i), Block's ownership of National Assessment Institute, Inc., a Florida corporation ("NAI"), and as fully disclosed in the chart attached, neither Block nor Block State owns, and has ever owned, shares of any class of capital stock of any other corporation and does not have any interest in any other entity and there are no contracts, commitments, agreements, understandings or arrangements relating to such.

                  iv. Neither of the Companies has ever assumed or succeeded to the liabilities of any Person, whether by operation of law or otherwise, except in connection with the acquisition of the stock of NAI and the business assets of H.H. Block & Associates, Inc. ("HHB"). Neither of the Companies has ever been known by any other name and neither has or does business under any other name. NAI has never been known by any other name and has or does not do business under any other name, except for "ACSI". The Companies have never been known by any other name and have or do not do business under any other name, except for "Block & Associates."

                  v. Except for sales of products and services in the ordinary course of business, and the rights of Buyer hereunder, there are no outstanding options, warrants or rights to purchase or acquire any interest in any of the Assets. Except for this Agreement, there are no contracts, commitments, agreements, understandings, arrangements or restrictions relating to the ownership or operation of any of the Assets.

                  vi. The Assets constitute all of the property necessary for the conduct of the Business in the manner in which and to the extent to which it is currently being conducted.

                  vii. The Assets do not include any interest of any nature in any parcel of real property, except for the fixtures, leasehold improvements and leases delivered to Buyer (collectively, the "Real Estate").

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

              c.  Authorization.  This Agreement and all writings relating
                  -------------
hereto to be executed and delivered by each of the Companies have been duly authorized by all necessary action and constitute the valid and binding obligations of each, enforceable in accordance with their respective terms. The individuals executing this Agreement and the other documents executed in connection herewith individually and on behalf of each of the Companies have been duly authorized and have the legal capacity to execute all of such documents in such capacities. Neither the execution and delivery hereof nor any writing relating hereto nor the consummation by either of the Companies of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof or thereof, will: (i) conflict with or result in a material breach of either of the Companies' charter or formation documents; (ii) violate in any material respect any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority; or (iii) violate or conflict with or constitute a default in any material respect under (or give rise to any right of termination, modification, cancellation or acceleration under), any agreement or writing of any nature to which either of the Companies is a party or by which the Assets may be bound or affected, or result in the creation of any Encumbrance against or upon any of the Assets under any agreement or writing to which either of the Companies is a party or by which any of them or their respective assets may be bound or affected, or (iv) impair or in any way limit any governmental or official license, approval, permit or authorization of either of the Companies; provided, however that the Companies and NAI hereby state, and Buyer acknowledges, that the transfer of the contracts held by each may be subject to immediate termination because of the transfer contemplated hereby. Except as disclosed to Buyer, including the consent of the customers of the Companies which have a written contract with either, no consent or approval of or notification to any Person is necessary or required in connection with the execution and delivery by either of the Companies of this Agreement or any writing relating hereto or the consummation of the transactions contemplated hereby or thereby.

              d.  Financial Statements.
                  --------------------

                        i. The Companies have delivered to Buyer the consolidated balance sheets and the related statements of income, changes in shareholders' equity and changes in shareholders' equity and changes in financial position of both of the Companies, and the notes thereto and the auditor's report thereon, if applicable, as at and for the fiscal year ended December 31, 1996 (collectively, the "Historical Financials"). The Historical Financials are true, correct and complete and present fairly the financial position of the Companies and the results of their operations, retained earnings and changes in financial positions as at the dates thereof and for the periods covered thereby, do not include or omit to state any material fact which renders them misleading, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as may be disclosed in the reports relating thereto. At the Closing, the Companies and NAI shall deliver to Buyer a consolidated balance sheet dated as of November 30, 1997 (the "Closing Balance Sheet") based on the best knowledge and good faith of the Companies, which shall be prepared on a basis consistent with the Historical Financials and in accordance with the provisions hereof.

                        ii. Except as indicated to Buyer, the statements of income included in the Historical Financials do not contain any items of special or nonrecurring income, and the balance sheets included in the Historical Financials do not, and the Closing Balance Sheet will not reflect any write-up or revaluation increasing the book value of any asset.

              e.  Liabilities.
                  -----------

                        i. Except as disclosed therein, the liabilities on the Historical Financials consisted, and the liabilities on the Closing Balance Sheet will consist, solely of obligations and liabilities incurred by the Companies either (A) in the ordinary and regular course of Business to Persons which are not affiliated with the Companies, or (B) in connection with the purchase by the business of NAI and HHB.

                        ii. As of November 30, 1997 in connection with the Business, neither of the Companies or NAI will have, any liability or obligation of any nature whatsoever, including, without limitation, known or unknown, fixed or contingent, accrued, absolute, matured or unmatured, or any "loss contingencies" considered "probable" or "reasonably possible" within the meaning of the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards No. 5, which were not or will not be recorded on the Historical Financials or the Closing Balance Sheet, as the case may be, or (in the case of liabilities not required to be recorded on such financial statements in accordance with generally accepted accounting principles applied on a consistent basis) specifically disclosed in the footnotes to the Closing Balance Sheet or otherwise disclosed to Buyer.

                        iii. All reserves and allowances included or to be included in the Historical Financials and the Closing Balance Sheet are, and will be, adequate, appropriate and reasonable (in accordance with generally accepted accounting principles), as has been required by the Companies' outside auditors.

              f.  Absence of Changes.  Except as otherwise indicated to Buyer
                  ------------------
on Schedule 5F, attached hereto, the Business has been operated only in the ordinary and regular course and there has not been, since June 30, 1997 and through the Closing Date there will not be, with respect to each of the Companies and NAI and with respect to the Business: (i) any material and adverse change in its condition, financial or otherwise; (ii) any material and adverse damage, destruction or loss, whether or not covered by insurance; (iii) other than for purchases of inventory in the ordinary course of business, the incurring of any obligation or liability of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) in excess of $100,000.00; (iv) any transfer or application of any assets of either the Companies or NAI to the payment of any amount payable to or for the benefit of either or any of the following Persons ("Companies' Affiliates"): any member of the family of any owner of the Companies or any Person which is controlled, directly or indirectly, by any owner or by any member of the family of any owner; (v) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Companies or NAI, or any direct or indirect redemption, purchase or other acquisition of any such stock; (vi) any organized labor negotiations, strike or work stoppage affecting the Business or any threat of the foregoing; (vii) any sale, transfer or other disposition of any tangible or intangible asset of either the Companies or NAI to any Person (except for (a) payments of third party obligations incurred in the ordinary and regular course of business, in accordance with the regular payment practice of the Companies and NAI, and (b) sales of products and services in the ordinary and regular course of business); (viii) any termination or waiver of any rights of material value to the Business; (ix) to the Companies' knowledge, the adoption of any statute, rule, regulation or order which materially and adversely affects the Business; (x) any increase in the compensation of, or benefits for, officers, employees, independent contractors or other Persons performing services for either of the Companies or NAI (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), having annual remuneration in excess of $75,000, except for increases in accordance with the Companies and NAI's normal salary administration policies; (xi) any capital expenditure or commitment in excess of $75,000.00 for property, plant or equipment of the Companies or NAI; (xii) any forward purchase commitments not completed by the Closing Date involving more than $75,000.00; (xiii) any material change in the accounting methods or practices followed by either of the Companies or NAI or any change in depreciation or amortization policies or rates theretofore adopted; (xiv) any payment made (or withheld) by either the Companies or NAI not in accordance with their usual or customary practices; (xv) any sale of goods or services to any customer where the payment for such goods or services allows for the payment therefor more than thirty (30) days after the goods or services have been provided to such customer; or (xvi) any commitment, obligation or understanding to do any of the foregoing.

              g.  Tax Matters.  Each of the Companies and NAI has filed, and
                  -----------
will file, all tax returns and reports required to be filed and, in respect of any period ending prior to or which includes the Closing Date, has paid, or has set up an adequate reserve for the payment of, all taxes required to be paid or anticipated to be payable, which reserve either is reflected in the Historical Financials or will be reflected in the Closing Balance Sheet, as the case may be. Neither the Companies nor NAI have any liability for any such taxes in excess of the amounts so paid or reserves so established. Each of the Companies and NAI has properly withheld and paid, and will properly withhold and pay, all payroll or similar taxes. Neither the Companies nor NAI is delinquent in the payment of any tax, assessment, penalties or interest and neither has requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed. All tax returns filed or to be filed are, or will be, true and correct. No deficiencies for any tax, assessment, penalties or interest have been proposed, asserted, assessed or, to the knowledge of the Companies, threatened against the Companies or NAI. Other than the NAI Federal tax returns for the years

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ended August 31, 1993 (audit closed) and August 31, 1995 (audit currently pending), no tax returns of Block or NAI have been audited by the appropriate governmental authority since June, 1993, and, to the knowledge of the Companies, none is threatened or contemplated. As of the date hereof, neither the Companies nor NAI has given or been requested to give waivers of any statute of limitations relating to the assessment or payment of any taxes for any taxable period. For purposes hereof, the term "tax" shall include all Federal, state, local and foreign taxes, assessments, and all franchise, sales, use, occupation, property, excise or other taxes, and governmental charges, including penalties and interest relating to the foregoing.

              h.  Property Owned, Leased or Licensed.
                  ----------------------------------

                        i. The Companies have delivered to Buyer as Schedule 5H(i)(a), attached hereto, a list of all real estate leased by either the Companies or NAI (collectively, the "Real Estate"). Neither the Companies nor NAI owns any fee interest in any real property and neither has any understandings or commitments to purchase any.

                        ii. True and complete copies of all leases relating to the Real Estate have been delivered to Buyer.

                        iii. With respect to such leases, such leases are in full force and effect, are valid and binding obligations of the parties thereto and are enforceable against its parties in accordance with the terms thereof. There are no defaults (alleged or actual) by either party to such leases and no event has occurred which with due notice or lapse of time or both would constitute a default.

                         iv. The Companies and NAI have delivered depreciation
schedules to Buyer, which contain lists of each item of machinery, equipment, tooling, office furniture, automobiles, trucks and other fixed assets (collectively, the "Fixed Assets") owned or leased by either the Companies or NAI included on the Historical Financials or to be included on the Closing Balance Sheet. The Companies and NAI have also delivered to Buyer a true and correct copy of each lease or other agreement under which either the Companies or NAI pays in excess of $25,000 annually to lease, license, hold or operate any Fixed Asset.

                        v. The Companies and NAI have delivered Schedule 5H(iii), attached hereto, a list of all unexpired non-governmental licenses, franchises, distribution rights and the like held by either of the Companies and NAI and all unexpired trademarks, trade names, service marks, copyrights, know-how, patents or any other proprietary rights and applications for any of the foregoing owned by or registered in the name of either of the Companies and NAI (collectively, the "Intangibles"). The term "Intangibles" does not include any contract rights. Each of the Companies and NAI, as the case may be, owns, or has a valid licensee interest in, all Intangibles, and pays no royalty with respect to any of them, has the exclusive right to bring actions for the infringement thereof and has not granted any rights of any nature in any of the Intangibles to any Person. To the Companies' knowledge, no product made or sold by the Companies and NAI or for their benefit violates any license, franchise or distribution agreement or infringes any trademark, trade name, service mark, copyright, know-how or patent of another Person. All Intangibles are assignable to Buyer without the consent of any Person.

              i.  Insurance.  Each of the Companies and NAI presently
                  ---------
maintains in effect insurance covering the Assets and the Business from reasonably foreseeable losses and any liabilities or risks relating thereto. The Companies have delivered to Buyer a list of all insurance policies or performance bonds held or issued by or on behalf of Block or NAI and now in force (collectively, the "Insurance Policies"). Such coverage fully complies with all contractual requirements of the Business.

              j.  Agreements, Etc.  The Companies have delivered to Buyer
                  ----------------
Schedule 5J, attached hereto, a list of all material written contracts, agreements, leases, instruments and other obligations of the Companies and NAI (collectively, the "Contracts"). With respect to the Contracts, except as disclosed to Buyer: (i) all are in full force and effect, have not been modified or amended, and constitute legal, valid and binding obligations of the respective parties thereto; (ii) each of the Companies and NAI has, in all material respects, performed all of the obligations required to be performed by it to date and is not in default or, to the knowledge of the Companies, alleged, to be in default in any respect thereunder, no party has been released from any obligation thereto and there exists no event, condition or occurrence which, with or without notice, lapse of time or the occurrence of any other event, would constitute a material default thereunder by either, or to the Companies' knowledge, would constitute a material default on the part of any other party thereto provided, however that the Companies and NAI hereby state, and Buyer acknowledges, that the transfer of the contracts held by each may be subject to immediate termination because of the transfer contemplated hereby; and (iii) none require the payment or performance of material considerations by either of Block or NAI on or after the Closing Date without the receipt of consideration of commensurate value, within the meaning of applicable fraudulent conveyance laws or decisions. Neither Block nor NAI is restricted by any agreement to which it is a party from carrying on the Business anywhere in the world. The Contracts confer on each of Block and NAI all rights necessary to enable them to conduct the Business as now being conducted.

              k.  Litigation and Claims, Etc.  Except as disclosed to Buyer on
                  ---------------------------
Schedule 5K, attached hereto, there are no personal injury, product liability or other actions, suits, claims, investigations or legal or administrative or arbitration proceedings of any nature pending or, to the knowledge of the Companies, threatened, against or involving any of the Companies or NAI, whether at law or in equity.

              l.  Compliance.  Each of the Companies and NAI is in compliance,
                  ----------
in all material respects, with all federal, state and local laws, ordinances, regulations, permits, licenses, decrees, judgments and orders applicable to the Business; and no proceeding is pending or, to the knowledge of the Companies, threatened, to revoke or limit any thereof.

              m.  Inventories.  The inventories of each of the Companies and
                  -----------
NAI included on the Historical Financials and to be included on the Closing Balance Sheet are and will be valued at the lower of cost or market value. Such inventories are all usable in the ordinary and regular course of the Business, and are fit and sufficient for the purpose for which they were purchased. Each of the Companies and NAI has exercised, and on the Closing Date will exercise, its best efforts to have, the proper amount of inventories to conduct the Business consistent with past practices.

              n.  Employee Matters.  Each of Block and NAI has accrued on the
                  ----------------
Historical Financials, and will accrue adequate reserves on the Closing Balance Sheet, all wages, salaries, contractual bonuses, vacation pay and other compensation earned by, or accrued for the benefit of, all employees, if vested or payable by such date. Neither the Companies nor NAI is a party to or bound by any collective bargaining agreement or any other agreement. There is not pending or, to the knowledge of the Companies, threatened any labor dispute, strike or work stoppage against the Companies or NAI which may affect the Business. There are no activities or proceedings of any labor union to organize any employees of either the Companies or NAI.

              o.  Employee Benefit Plans.
                  ----------------------

                        i. Except as disclosed to Buyer on Schedule 5O(i), attached hereto, neither of the Companies nor NAI nor any current or former Plan Affiliate of the Companies or NAI has at any time had any liability with respect to any of the following (whether written, unwritten or terminated): (a) any "employee welfare benefit plan," as defined in Section 3(1) of ERISA, (b) any "employee pension benefit plan," as defined in Section 3(2) of ERISA, or (c) any other plan, policy, program, arrangement or agreement providing employee benefits (or other similar benefits) to former employees, dependents, beneficiaries, directors or independent contractors, including, but not limited to, any bonus or incentive plan, stock option, restricted stock, stock bonus plan, salary reduction agreement, change-of-control agreement, severance agreement, material fringe benefit program, short-term disability plan or sick leave, personnel policy, vacation time, holiday pay, moving expense reimbursement program, employment agreement or consulting agreement which could result in Buyer having any liability, whether direct or indirect.

                        ii. As used herein, the following terms shall have the following respective meanings: (a) the term "Employee Plan" shall mean any plan, policy, program, arrangement or agreement described in Section 5O(i), whether or not scheduled; and (b) the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                        iii. With respect to any person or entity ("First Person"), the term "Plan Affiliate" shall mean any other person or entity with whom the First Person constitutes all or part of a controlled group, or which would be treated with the First Person as under common control or whose employees would be treated as employed by the First Person, under Section 414 of the Code and any regulations, administrative rulings and case law interpreting the foregoing.

                        iv. No Employee Plan (a) is subject to Title IV of ERISA, (b) is a "multi-employer plan" as defined in Section 4001 of ERISA, a "multi-employer plan" within the meaning of Section 3(37) of ERISA, a "multiple employer plan" within the meaning of Code Section 413(c) or a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA, or (c) provides any welfare-type benefits for retirees or former employees, or their spouses or dependents (except for limited continued medical benefit coverage for former employees, their spouses and other dependents as required to be provided under Section 4980B of the Code.

                        v. A complete copy of each written Employee Plan as amended to the Closing, together with Form 5500 Annual Reports for the three (3) most recent plan years, if any; a copy of any funding vehicle with respect to each such plan; a copy of the most recent determination letter with respect to such plan (if any); have been delivered to Buyer. No person has made any statement, whether oral or in writing, regarding any Employee Plan which will result in any liability to Buyer in excess of any liability previously disclosed pursuant to this paragraph.

                        vi. Each Employee Plan (a) has been and currently complies in form and in operation in all respects with all applicable requirements of ERISA and the Code and any other applicable Federal and state laws, (b) has been and is operated and administered in compliance with its terms (except as otherwise required by law); (c) has been and is operated in compliance with the applicable requirements of the Code and ERISA in such a manner as to qualify, where appropriate, for both Federal and state purposes, for income tax exclusions to its participants, tax-exempt income for its funding vehicle, and the allowance of deductions and credits with respect to contributions thereto; and (d) where applicable, has received a favorable determination letter from the Internal Revenue Service ("Service").

                        vii.  With respect to each Employee Plan, no person has:
(a) has entered into any non-exempt "prohibited transaction," as such terms is defined in ERISA or the Code; or (b) has breached a fiduciary obligation; which could subject Buyer to any liability.

                        viii. With respect to each Employee Plan all required or recommended contributions, payments, premiums, contributions, reimbursements, expenses, accruals or other liabilities for all periods ending prior to or as of the Closing (including periods from the first day of the then current plan year to the Closing) (a) have been fully satisfied, (b) will be accrued at Closing, or (c) are subject to a funding arrangement separate from the assets of any of the Companies or any of its Plan Affiliates.

              p.  Transactions with Related Parties.  The Companies have
                  ---------------------------------
delivered Schedule 5P, attached hereto, a list of all amounts directly or indirectly paid (or deemed for accounting purposes to have been paid) or to be paid by either the Companies or NAI, to, or received by any of the Companies or NAI from any Person which is controlled by, controls, or under common control with, directly or indirectly, any of the Companies or NAI during the current and the last fiscal year for products or services.

              q.  Accounts and Notes Receivable.  The Companies have delivered
                  -----------------------------
to Buyer an aged list of unpaid accounts and notes receivable relating to the Business and constituting an Asset (the "Receivables") owing to either as of November 30, 1997. All of the Receivables reflected on the Historical Financials and to be reflected on the Closing Balance Sheet constituted and will constitute only valid claims against third parties. The Receivables arose or will arise from bona fide transactions in the ordinary and regular course of Business and all (subject to the reserve for bad debt) are collectible within ninety (90) days after they arose or will arise, and are not subject to any defenses, set-offs or counterclaims. The Historical Financials do, and the Closing Balance Sheet will, include reserves for bad debt reasonably based on past customer performance.

              r.  Customers and Suppliers.  Except as disclosed to Buyer, in
                  -----------------------
connection with the Business, neither Block nor NAI is required to provide any bonding, guaranty or other financial security arrangements in connection with any transactions with any of its customers or suppliers. The Companies have no knowledge or reason to believe that as a result of the transactions contemplated hereby or otherwise, any customer or supplier of either of the Companies intends to cease or substantially reduce, the purchase or sale, respectively, of goods or services from or to Buyer on terms and conditions similar to those imposed on purchases and sales from and to the Companies and NAI prior to the date hereof, except that if appropriate consents to transfer are not obtained, certain contracts may be subject to cancellation.

              s.  Bank Accounts; Officers; Directors; Credit Cards.  The
                  ------------------------------------------------
Companies and NAI have delivered to Buyer a list of all bank accounts, safe deposit boxes and the like in the name of or controlled by them.

              t.  Illegal Payments.  None of the Companies know of or have
                  ----------------
reason to believe that (i) any shareholder, director or officer made any illegal payments, gifts or the like in the procurement of any of the contracts being assigned hereunder.

              u.  Material Disclosures.  No representation, warranty, covenant
                  --------------------
or agreement by the Companies contained herein, and no statement contained in any certificate, Schedule, Exhibit, list or other writing furnished to Buyer in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. All Schedules and Exhibits hereto and all writings furnished to Buyer hereunder or in connection with the transactions contemplated hereby are accurate, true and complete in all material respects. All representations, warranties, covenants and agreements made by the Companies herein and all other agreements and instruments delivered in connection herewith or pursuant hereto and facts and information contained in the Exhibits and Schedules shall be true and correct in all material respects as of the Closing Date with the same effect as if they had been made at and as of the Closing Date.

           6. BUYER'S REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS.
              -------------------------------------------------------------
Buyer represents and warrants to, and agrees and covenants with, the Companies, now and as of the Closing Date, as follows:

              a.  Organization, Standing and Power.  Buyer is a corporation
                  --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Maryland. Buyer has all requisite corporate power and authority to own, lease and operate the Business and to carry on the Business after the transactions contemplated hereby. Buyer has the full power and authority to enter into this Agreement and perform all acts necessary or appropriate to consummate all of the transactions contemplated hereby.

              b.  Authorization.  This Agreement and all writings relating
                  -------------
hereto to be executed and delivered by Buyer have been duly authorized by all necessary action and constitute the valid and binding obligations of Buyer, enforceable in accordance with their respective terms. The individuals executing this Agreement and the other documents executed in connection herewith on behalf of Buyer have been duly authorized to execute all of such documents on behalf thereof. Neither the execution and delivery hereof nor any writing relating hereto nor the consummation by Buyer of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof or thereof, will: (i) conflict with or result in a material breach of the Articles of Organization of Buyer; (ii) violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority; or (iii) violate or conflict with or constitute a default under (or give rise to any right of termination, modification, cancellation or acceleration under), any agreement or writing of any nature to which Buyer is a party or by which its assets may be bound or affected, or result in the creation of any Encumbrance against or upon any of its assets under any agreement or writing to which it is a party or by which it or its assets may be bound or affected; or (iv) impair or in any way limit any governmental or official license, approval, permit or authorization of Buyer. No consent or approval of or notification to any Person is necessary or required in connection with the execution and delivery by Buyer hereof or any writing relating hereto or the consummation of the transactions contemplated hereby or thereby.

              c.  Material Disclosures.  No representation, warranty, covenant
                  --------------------
or agreement by Buyer contained herein, and no statement contained in any certificate, Schedule, Exhibit, list or other writing furnished to any of the Companies in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. All Schedules and Exhibits hereto and all copies of all writings furnished to the Companies hereunder or in connection with the transactions contemplated hereby are accurate, true and complete. All representations, warranties, covenants and agreements made by Buyer herein and facts and information contained in the Exhibits and Schedules shall be true and correct as of the Closing Date with the same effect as if they had been made at and as of the Closing Date.

           7. CLOSING TRANSACTIONS.  On the Closing Date (or on a date
              --------------------
otherwise indicated herein):

              a.  The Companies shall deliver or cause to be delivered to Buyer:

                        i. Such bills of sale, endorsements, assignments, receipts and other instruments, in such form as are reasonably satisfactory to Buyer, as shall be sufficient to vest in Buyer or Buyer's nominee good and marketable title to the Assets, free and clear of all Encumbrances other than liens arising pursuant to the Assumed Liabilities.

                        ii. Such keys, lock and safe combinations, and other similar items as Buyer shall require to obtain full occupation and control of the Assets.

                        iii. As between the Companies and Buyer, possession of the Real Estate.

                        iv. All consents, waivers and releases necessary, required or appropriate to consummate the transactions contemplated hereby, except consents to transfers of the Companies' contracts, which Buyer acknowledges will not be procured by the Companies and which are not a condition to the consummation of the transactions contemplated hereby.

                        v. The Closing Balance Sheet, and consolidated unaudited financial statements for the Companies and NAI as of November 30, 1997.

                        vi. Certified copies of resolutions duly adopted by each of the Companies' General Partner approving the transactions contemplated by, and authorizing the execution, delivery and performance by each of the Companies and NAI of, this Agreement, and a certificate as to the incumbency of officers of each executing any instrument or other document delivered in connection with such transactions.

                        vii. Such other documents as the Buyer may reasonably request.

                        viii. Buyer shall deliver or cause to be delivered to the Companies:

                        ix. On January 5, 1998 and not before, the entire Purchase Price.

                        x. Certified copies of resolutions duly adopted by Buyer's Board of Directors approving the transactions contemplated by, and authorizing the execution, delivery and performance by Buyer of, this Agreement, and a certificate as to the incumbency of officers of each executing any instrument or other document delivered in connection with such transactions.

                        xi. Such other documents as the Companies may reasonably request.

           8. INTENTIONALLY LEFT BLANK.
              ------------------------

           9. CONDITIONS OF OBLIGATIONS OF BUYER.  The obligations of Buyer to
              ----------------------------------
perform this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date:

                a.  Representations and Warranties.  The representations and
                    ------------------------------
warranties of the Companies in this Agreement or in any Schedule, Exhibit, certificate or document delivered in connection herewith shall be true and correct in all material respects on the Closing Date.

                b.  Performance of Obligations of the Companies.  The Companies
                    -------------------------------------------
 shall have performed all agreements and obligations required to be performed by them on or prior to the Closing Date.

                c.  Consents, Waivers and Releases.  The Companies shall have
                    ------------------------------
obtained, or to the reasonable satisfaction of Buyer obviated the need to obtain, all consents, waivers and releases from third parties necessary to execute and deliver this Agreement and consummate the transactions contemplated hereby. Also, Buyer shall have obtained the consent the Board of Directors of Sylvan Learning Systems, Inc. to execute and deliver this Agreement and consummate the transactions contemplated hereby. Notwithstanding the foregoing, Buyer acknowledges and agrees that assignments of contracts will not be a condition precedent to the consummation of the transactions contemplated hereby, nor will such consents be required at any time after the Closing.

                d.  No Litigation.  No action, suit or other proceeding shall
                    -------------
be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated hereby, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

                e.  Closing Documents.  The Companies shall have delivered, or
                    -----------------
shall have caused the delivery of, all appropriate documents and instruments described in Section 7 hereof.

                f.  Working Capital.  On a consolidated basis, as of the
                    ---------------
Effective Date, the sum of Companies' and NAI's cash and all other current assets (other than excluded assets) less all current liabilities to be assumed by Buyer (but not including deferred revenue items) shall be greater than $0.00.

           10. CONDITIONS OF OBLIGATIONS OF THE COMPANIES.  The obligations of
               ------------------------------------------
the Companies to perform this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                a.  Representations and Warranties.  The representations and
                    ------------------------------
warranties of Buyer herein or in any Schedule, Exhibit, certificate or document delivered in connection herewith shall be true and correct in all material respects on the Closing Date.

                b.  Performance of Obligations of Buyer.  Buyer shall have
                    -----------------------------------
performed all agreements and obligations required to be performed by it on or prior to the Closing Date.

                c.  Consents, Waivers and Releases.  Buyer shall have obtained,
                    ------------------------------
or to the reasonable satisfaction of the Companies obviated the need to obtain, all consents, waivers and releases from third parties necessary to execute and deliver this Agreement, buy the Assets and consummate the transactions contemplated hereby.

                d.  No Litigation.  No action, suit or other proceeding shall
                    -------------
be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated hereby, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

                e.  Closing Documents.  Buyer shall have delivered, or shall
                    -----------------
have caused the delivery of, all appropriate documents and instruments described in Section 7 hereof.

           11. CLOSING NOT A WAIVER.  The fact that the parties have chosen to
               --------------------
consummate the transactions contemplated hereby shall not act or be deemed or construed as a waiver of either party or estop either party from pursuing their respective rights to indemnification hereunder or other remedies for any reason whatsoever.

           12. POST-CLOSING COVENANTS.
               ----------------------

                a.  Restrictive Covenants.
                    ---------------------

                        i. Non-disclosure. Each of the Companies acknowledges that it has been and will be entrusted with trade secrets, marketing, operating and strategic plans, customer and supplier lists, proprietary information and other confidential or specialized data and/or information relative to the Business, whether now existing or to be developed or created after the Closing Date (collectively, "Trade Secrets"). Each of the Companies covenants and agrees that each shall at all times after the date hereof hold in strictest confidence any and all Trade Secrets that may have come or may come into its possession or within its knowledge concerning or related to the products, services, processes, businesses, suppliers, customers and clients of each of the Companies in connection with the Business and the Assets. Each of the Companies covenants and agrees that neither it nor any Person controlled by it will for any reason, directly or indirectly, for itself or for the benefit of any other Person, use, copy, divulge or otherwise disseminate or disclose any of the Trade Secrets owned or used by, or licensed to, the Companies or any of their affiliates or otherwise relating to the Companies or the Business, provided that each of the Companies may disclose Trade Secrets pursuant to an order by a court of competent jurisdiction, provided, further, that each of the Companies shall give Buyer notice of such order and any court pleading requesting such disclosure, in order to provide Buyer with an opportunity to prevent such disclosure or procure an appropriate protective order.

                        ii. Customers. Each of the Companies acknowledges that customers and customer accounts of the Companies comprising the Assets will, after the Closing, at all times be the sole and separate property of Buyer, in which neither of the Companies have any rights whatsoever, and all activities of or work performed by neither of the Companies for or on behalf of Buyer in the future will be performed solely for the benefit of Buyer and the goodwill resulting from such efforts by any of the Companies is and at all times will be the sole and separate property of Buyer, which goodwill is intended to be protected, in part, by this Section.

                        iii. Non-Solicitation; Non-Hire. Each of the Companies agrees that from the Closing Date and continuing for a period (the "Non-Compete Period") of five (5) years from the Closing Date, neither they nor any person or enterprise controlled by them will solicit or, without Buyer's prior written consent, hire, for employment or any other reason any person who, at any time within one (1) year prior to the time of the act of solicitation, or hire, was employed by Buyer or either of the Companies or NAI.

                        iv. Non-Competition by Companies. During the Non-Compete Period, each of the Companies agree that none of them nor any person or enterprise controlled by them will become a stockholder, director, officer, agent, employee or representative of or consultant to a corporation or member of a partnership, engage as a sole proprietor in any business, act as a consultant to any of the foregoing or otherwise engage, directly or indirectly, in any enterprise which competes with the Business anywhere in the continental United States; provided, however, that the foregoing shall not prohibit (i) the ownership of less than two percent (2%) of the outstanding shares of the stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market, and (ii) the ownership and operation of Registry Services International, L.P..

                        v. Relief, Reformation; Severability. The parties agree that the covenants contained in this Section 12A are separate and are reasonable in their scope and duration and may be enforced by specific performance or otherwise. The parties shall not raise any issue of reasonableness as a defense in any proceeding to enforce any of the covenants herein. Notwithstanding the foregoing, in the event that a covenant included in this Section 12A shall be deemed by any court to be unreasonably broad in any respect, the court which makes such finding shall modify such covenant for the purpose of making such covenant reasonable in scope and duration. The validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected by any such modification.

                        vi. Remedies. The parties acknowledge that any breach of the restrictive covenants herein will cause irreparable harm to the other, and that such harm will be difficult if not impossible to ascertain. Therefore, if any action or proceeding is commenced by or on behalf of any party to enforce the provisions hereof, such party shall be entitled to equitable relief, including injunction, against any actual or threatened breach hereof, and any damages arising therefrom including, without limitation, reasonable fees of its attorneys and their support staff and all other costs and expenses incurred by the other party in good faith in connection therewith without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive of or preclude any party from any other remedy. Each party hereby waives the claim or defense to an action for equitable relief by the other that the other has an adequate remedy at law or has not been or is not being irreparably injured by such breach. FURTHERMORE, EACH PARTY HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE OF ANY NATURE ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RESTRICTIVE COVENANTS CONTAINED IN SECTION 12A HEREOF. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

           13. INDEMNIFICATION.
               ---------------

                a. The Companies jointly and severally agree to indemnify and hold harmless Buyer against any and all damages, losses, settlement payments, obligations, liabilities, claims, actions, causes of action, suits, proceedings, costs of investigations, demands, assessments, judgments, Encumbrances and costs and expenses (including, without limitation, attorneys' fees, interest, penalties and all costs associated therewith incurred by such party in good faith) (collectively, "Losses") suffered, sustained, incurred or paid by any indemnified party, to which such indemnified party may become subject under any federal, state or local law, rule or regulation, at common law or otherwise (including in settlement of any litigation), only to the extent that such Losses (or actions in respect thereof) exceed in the aggregate $250,000 (net of insurance proceeds paid with respect thereto and tax benefits derived therefrom) and arise out of or are based upon (i) any untrue or inaccurate statement made by either of the Companies herein, including the information included in any Exhibit hereto; (ii) the claims of any broker or finder engaged by either of the Companies; (iii) the nonfulfillment or breach or alleged nonfulfillment or breach of any agreement or covenant of any of the Companies; (iv) the assertion against any indemnified party or any of their assets of any liability or obligation of any of the Companies which is not an Assumed Liability or related to an Assumed Liability; and (v) all currently outstanding matters of litigation, or claims currently threatened against either of the Companies; and will reimburse each indemnified party for any legal or other cost or expense incurred by such party in good faith in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything herein to the contrary, the Companies shall have no indemnity obligation whatsoever to Buyer based in whole or in part because of the failure to procure consents to the assignments of any of the Contracts from the Companies to Buyer. The indemnity obligation described in this Section 13A shall be the sole and exclusive remedy of Buyer, and shall not survive the Closing.

                b. Buyer will indemnify and hold harmless each of the Companies against any and all Losses suffered, sustained, incurred or paid by any indemnified party, to which such indemnified party may become subject under any federal, state or local law, rule or regulation, at common law or otherwise (including in settlement of any litigation), insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue or inaccurate statement or alleged untrue or inaccurate statement of any material fact made by Buyer herein, including the information included in any Exhibit hereto; (ii) the claims of any broker or finder engaged by Buyer; (iii) the nonfulfillment or breach or alleged nonfulfillment or breach of any agreement or covenant of Buyer, and; (iv) the assertion against any indemnified party or any of their assets of any liability or obligation of Buyer, or relating to Buyer's operations or any of its assets, including the Assumed Liabilities; and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity obligation described in this Section 13B shall be the sole and exclusive remedy of the Companies.

           14. INTENTIONALLY LEFT BLANK.
               -------------------------

           15. MISCELLANEOUS.
               -------------

                a.  Manner of Closing.  At the Closing, all transactions shall
                    -----------------
be conducted substantially concurrently and no transaction shall be deemed to be completed until all are completed.

                b.  Access to Records.  Buyer shall afford to the Representative
                    -----------------
and its agents, the opportunity, upon reasonable advance notice, to examine and make copies of the books and records of each of the Companies and NAI having an effect on all periods through the Closing Date, in connection with tax and financial reporting matters and other bona fide business purposes, and Buyer shall use reasonable efforts to retain such books and records for a period of four (4) years from the date of such books and records.

                c.  Parties in Interest.  This Agreement shall be binding upon,
                    -------------------
inure to the benefit of, and be enforceable by the parties and their respective executors, successors and assigns. Notwithstanding the foregoing, the Companies are prohibited from assigning their respective interests hereunder, by operation of law or otherwise. The Companies hereby consent to a collateral assignment of Buyer's rights hereunder to a lender, understanding that such lender shall have the ability to enforce the rights of Buyer granted herein.

                d.  Entire Agreement; Amendments.  This Agreement, the Exhibits
                    ----------------------------
and Schedules attached hereto, and the other writings referred to herein or delivered in connection herewith contain the entire understanding of the parties with respect to its subject matter, and supersedes all prior understandings and agreements. This Agreement may be amended only by a written instrument duly executed by the parties. Any reference herein to this Agreement shall be deemed to include the Exhibits and Schedules attached hereto. If any provision of this Agreement is determined to be illegal or unenforceable, such provision will be deemed amended to the extent necessary to conform to applicable law or, if it cannot be so amended without materially altering the intention of the parties, it will be deemed stricken and the remainder of the Agreement will remain in full force and effect.

                e.  Headings.  The section and subsection headings contained in
                    --------
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                f.  Notices.  All notices, claims, certificates, requests,
                    -------
demands and other communications ("communications") hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, mailed (by registered or certified mail, postage prepaid) or sent by overnight courier service or facsimile addressed as follows:

  If to either of the Companies, to:         Block Testing Services, LLC
                                             650 Dundee Road, Suite 370
                                             Northbrook, IL 60062

                                             Attention: Dean J. Bozzano, CEO
                                             Facsimile: (847)480-1251

  If to Buyer:                               SYLVAN LEARNING SYSTEMS, INC.
                                             100 Lancaster Street
                                             Baltimore, MD 21202
                                             Attention: General Counsel's Office
                                             Facsimile: (843)843-806

     or to such other address as the person to whom a communication is to be given may have furnished to the others in writing in accordance herewith. A communication given by any other means shall be deemed duly given on the earlier of when actually received by the addressee or three (3) days after sending such communication. Notice hereunder to Representative shall be deemed to be notice to each of the Companies.

                g.  Public Announcements.  All public announcements relating to
                    --------------------
this Agreement or the transactions contemplated hereby, including announcements to employees, will be made only as may be agreed upon jointly by the parties hereto, or as Buyer considers required or appropriate to comply with applicable law. Any governmental, public or private inquiries or requests for information shall be promptly referred to Buyer.

                h.  Further Assurances.  After the Closing Date, without further
                    ------------------
consideration, the parties shall execute and deliver such further instruments and documents as either party shall reasonably request to consummate the transactions contemplated hereby and to perfect Buyer's title to the Assets.

                i.  Waivers.  Any party to this Agreement may, by written notice
                    -------
to the other party hereto, waive any provision of this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent, same or different breach.

                j.  Counterparts.  The Agreement may be executed in one or more
                    ------------
counterparts, but all such counterparts shall constitute one and the same instrument.

                k.  Use of Certain Terms.  The term "Person" shall mean an
                    --------------------
individual, a partnership, a joint venture, a joint stock company, a corporation, a trust, an unincorporated organization, a limited liability company, any other legal entity and a government, governmental body or quasi-governmental body, or any department, agency or political subdivision thereof.

                l.  Applicable Law.  The terms and conditions of this Agreement
                    --------------
shall be governed by and construed in accordance with the laws of the State of Delaware.

                m.  Agreement to Arbitrate.  In the event of any other dispute
                    ----------------------
arising out of, connected with, related or incidental to this Agreement and the documents or instruments delivered in connection herewith, such dispute shall be submitted to arbitration in accordance with the terms of this Section. The party who is alleging that a dispute exists shall send a notice of such dispute to all other parties, which notice shall set forth in detail the dispute, the parties involved and the position of such party with respect thereto. Within ten (10) business days after the delivery of such a notice, counsel for the parties shall mutually select as an arbitrator an attorney practicing in Baltimore, Maryland, who is experienced in commercial arbitration. If counsel for the parties are unable to agree upon the selection of the arbitrator, an arbitrator residing in or about Baltimore, Maryland experienced in commercial arbitration shall be selected by the Baltimore, Maryland office of the American Arbitration Association. The arbitrator so selected shall schedule a hearing in Baltimore, Maryland, on the disputed issues within forty-five (45) days after his appointment, and the arbitrator shall render his decision after the hearing, in writing, as expeditiously as is possible, and shall be delivered to the parties. The arbitrator shall render his decision based on written materials supplied by the parties to the arbitration in support of their respective oral presentations at the hearing, and no party shall be entitled to discovery in such matter. Each party shall supply a copy of any written materials to be submitted to the arbitrator at least fifteen (15) days prior to the scheduled hearing. The parties agree that the arbitrator shall not have any power or authority to award punitive damages. A default judgment may be entered against any party who fails to appear at the arbitration hearing. Such decision and determination shall be final and unappealable and shall be filed as a judgment of record in any jurisdiction designated by the successful party. The successful party shall be entitled to recover all fees, costs and expenses incurred in connection with such arbitration. The parties hereto agree that this paragraph has been included to rapidly and inexpensively resolve any disputes between them with respect to the matters described above, and that this paragraph shall be grounds for dismissal of any court action commenced by any party with respect to a dispute arising out of such matters.

     THE PARTIES AGREE THAT ANY ARBITRATION SHALL BE GOVERNED BY AND PURSUANT TO THE FEDERAL ARBITRATION ACT, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                n.  Pronouns. All pronouns and any variations thereof shall be
                    --------
deemed to refer to the masculine, feminine, singular and plural as the identity of that person referred to requires.

                o.  Joint and Several Obligations.  The duties and obligations
                    -----------------------------
of each of the Companies are joint and several, and the Companies hereby acknowledge the same, and each of the Companies hereby guarantees performance of all duties and obligations of the other under and pursuant to this Agreement.

                p.  Effect of Disputes.  Notwithstanding the fact that there
                    ------------------
may from time to time be disputes among the parties concerning the terms and conditions hereof, the parties agree not to under any circumstances, disparage, criticize or denigrate the talents, skills, prospects, abilities, integrity or character of the other parties hereto, or such parties' management, directors, employees, agents or representatives (including those of Buyer's affiliates). The provisions of this Section shall survive the execution and termination hereof, irrespective of the reason for such termination.

                q.  Non-Recourse Obligations.  Buyer specifically acknowledges
                    ------------------------
and agrees that, notwithstanding any provision to the contrary contained in this Agreement, except as set forth below in the paragraph preceding the signature block of NAI, its only recourse for enforcement of the covenants and agreements of the Companies contained herein, shall be against the Assets of the Companies and that all of such covenants and agreements of the Companies contained herein, including without limitation the indemnity obligations of the Companies contained in Section 13 hereof, are and shall be non-recourse to both the general and limited partners of the Block. The foregoing shall in no way be deemed to be a limitation of the Buyer's rights to seek indemnification as assignee of Block's rights under each of the (i) Stock Purchase Agreement ("SPA") dated July, 1997, by and among NAI Acquisition Corp., a Delaware corporation ("Sub"), Block, NAI, Bax & Associates, Inc., a Florida corporation ("BAI"), and AWM Associates, Inc., a Florida corporation ("AWM") and Dr. James
A. Bax and Anthony W. Mitchell, Ph.D., and (ii) Asset Purchase Agreement ("APA") dated as of February 1, 1996 among Block, H.H. Block & Associates, Inc., NAI, James Bax and Anthony Mitchell.

                r.  Mutual Drafting.  This Agreement is the joint product of
                    ---------------
the Companies and Buyer and their respective counsel, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and counsel, and shall not be construed for or against any party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BLOCK TESTING SERVICES L.P.                BLOCK STATE TESTING SERVICES L.P.
By BLOCK TESTING SERVICES L.L.C.           By BLOCK STATE TESTING SERVICES INC.



By                                         By
  -------------------------------------      -----------------------------------
  Dean J. Bozzano, CEO                       Dean J. Bozzano, President

SYLVAN LEARNING SYSTEMS, INC.


By
  -------------------------------------
  B. Lee McGee, Chief Financial Officer

     The undersigned, National Assessment Institute, Inc., hereby agrees to indemnify and hold Buyer harmless, pursuant to the provisions of Section 13A hereof, from any breaches of the representations set forth in the second sentence of Section 5B(i) and the representations in Section 5B(v) hereof, provided, that the foregoing obligation of indemnity shall survive only until June 30, 1998 and shall in no event exceed Losses of more than $1 million.

     NATIONAL ASSESSMENT INSTITUTE, INC.

     By
       --------------------------------
       Dean J. Bozzano, President